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                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 21
                                 SUBSIDIARIES

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of December 31, 1998. Certain subsidiaries are omitted because such subsidiaries considered individually or in the aggregate would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                              Percent
                                                    Jurisdiction in          Ownership
                                                  which Incorporated        By Immediate
Name of Company                                      or Organized              Parent
-----------------------------------------         ------------------       -------------
Playboy Enterprises, Inc. (parent)                  Delaware
  New Playboy, Inc.                                 Delaware                    100%
    Playboy Acquisition Corp.                       Delaware                    100%
    Spice Acquisition Corp.                         Delaware                    100%
  PEI Holdings, Inc.                                Delaware                    100%
  Lake Shore Press, Inc.                            Delaware                    100%
  Lifestyle Brands, Ltd.                            Delaware                    100%
  Playboy Models, Inc.                              Illinois                    100%
  Playboy Products and Services
   International, B.V.                              The Netherlands             100%
  Playboy Entertainment Group, Inc.                 Delaware                    100%
    After Dark Video, Inc.                          Delaware                    100%
    Alta Loma Distribution, Inc.                    Delaware                    100%
    Alta Loma Entertainment, Inc.                   California                  100%
    Cameo Films, Inc.                               Illinois                    100%
    Impulse Productions, Inc.                       Delaware                    100%
    Precious Films, Inc.                            California                  100%
    AdulTVision Communications, Inc.                Delaware                    100%
    Mystique Films, Inc.                            California                  100%
    Women Productions, Inc.                         California                  100%
  Playboy Clubs International, Inc.                 Delaware                    100%
    Playboy Preferred, Inc.                         Illinois                    100%
  Critics' Choice Video, Inc.                       Illinois                    100%
  Special Editions, Ltd.                            Delaware                    100%
  Playboy Shows, Inc.                               Delaware                    100%
  Telecom International, Inc.                       Florida                     100%
  Playboy Gaming International, Ltd.                Delaware                    100%
    Playboy Gaming Greece, Ltd.                     Delaware                    100%
  Playboy Gaming Nevada, Inc.                       Nevada                      100%
  Playboy Properties, Inc.                          Delaware                    100%
  VIPress Poland Sp. z o.o                          Poland                       84%
  Playboy Online, Inc.                              Delaware                    100%